Exhibit 10(a)61


                             FOURTH AMENDMENT TO THE
                     SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN

         WHEREAS, the Employee Savings Plan Committee ("Committee") heretofore adopted the amendment and restatement of The Southern Company Employee Savings Plan ("Plan"), effective as of January 1, 1997; and

         WHEREAS, the Committee desires to amend the Plan to provide for the participation in the Plan by certain former employees of Orange and Rockland Utilities, Inc. and Pacific Gas and Electric, Inc. who become employed by Southern Energy Resources, Inc.; and

         WHEREAS, the Committee desires to amend the Plan to allow for the trust-to-trust transfer of account balances from the Orange and Rockland Utilities, Inc. Management Employees' Savings Plan; and

         WHEREAS, the Committee desires to clarify Plan language concerning the delegation of authority to appoint investment managers; and

         WHEREAS, the Committee desires to amend the definition of "Eligible Rollover Distribution" to comply with recent changes in the law; and

         WHEREAS, the Committee is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as provided herein:

                                       I.

         Effective as of the date hereof, Article III shall be amended by adding a new Section 3.8 thereto as follows and by redesignating existing Section 3.8 as Section 3.10:

                  3.8 Former Orange and Rockland Utilities, Inc. Employees. Notwithstanding any other provision of the Plan to the contrary, with respect to a former employee of Orange and Rockland Utilities, Inc. ("O&R") who is employed by Southern Energy Resources, Inc. and is set forth on a schedule of employees acknowledged by the Committee, such employee shall be given credit for service with O&R for eligibility purposes and may elect to become a Participant as of any Enrollment Date commencing on or after the date such employee meets the eligibility requirements under Section 3.1 of the Plan.

                                      II.

         Effective as of the date hereof, Article III shall be amended by adding a new Section 3.9 thereto as follows:

                  3.9 Former Pacific Gas and Electric, Inc. Employees. Notwithstanding any other provision of the Plan to the contrary, with respect to a former employee of Pacific Gas and Electric, Inc. ("PG&E") who is employed by Southern Energy Resources, Inc. and is set forth on a schedule of employees acknowledged by the Committee, such employee shall be given credit for service with PG&E for eligibility purposes and may elect to become a Participant as of any Enrollment Date commencing on or after the date such employee meets the eligibility requirements under Section 3.1 of the Plan.

                                      III.

Effective as of the date hereof, a new Article XIX shall be added as follows:

                                  ARTICLE XIX

                   SPECIAL REQUIREMENTS FOR ACCOUNT BALANCES
               ATTRIBUTABLE TO ACCRUED BENEFITS TRANSFERRED FROM
                    THE ORANGE AND ROCKLAND UTILITIES, INC.
              MANAGEMENT EMPLOYEES' SAVINGS PLAN (THE "O&R PLAN")

                  19.1 Acceptance of Trust-to-Trust Transfer. The Plan may accept a trust-to-trust transfer of an account from the O&R Plan for each Participant who was a participant in the O&R Plan immediately prior to the date of the acquisition of Orange and Rockland Utilities, Inc. ("O&R") ("Effective Date"), who becomes employed by Southern Energy Resources, Inc. immediately thereafter, and who elects on a form acceptable to the Committee to make such a transfer. Such account shall be known as the Participant's "O&R Transferred Account" and shall be subject to the requirements of this Article XIX.

                  19.2 Treatment of O&R Transferred Account. The O&R Transferred Account shall not be maintained as a separate bookkeeping account but, instead, shall be treated as follows:

                           (a) Voluntary Participant Contributions. The portion
                  of the Transferred Account attributable to Employee After-Tax Contributions, as that term is defined under the O&R Plan, shall be treated as Voluntary Participant Contributions under this Plan.

                           (b) Elective Employer Contributions. The portion of
                  the Transferred Account attributable to (1) Pre-Tax Contributions, as that term is defined under the O&R Plan; and
                  (2) Transferred Employer PAYSOP Contributions, as that term is defined under the O&R Plan; and (3) Hourly Savings Plan Contributions, as that term is defined under the O&R Plan, shall be treated as Elective Employer Contributions under this Plan.

                           (c) Employer Matching Contributions. The portion of
                  the Transferred Account attributable to Company Matching Contributions, as that term is defined under the O&R Plan, shall be treated as Employer Matching Contributions under this Plan.

                           (d) Rollover Contributions. The portion of the
                  Transferred Account attributable to Rollover Contributions, as that term is defined under the O&R Plan, shall be treated as Rollover Contributions under this Plan.

                  19.3 Investment and In-Service Withdrawals of Employer Matching Contributions. In determining a Participant's ability to invest Employer Matching Contributions under Section 8.3(b) and to withdraw Employer Matching Contributions under Section 11.1(a)(4), a Participant shall be given credit for any participation in the O&R Plan.

                  19.4 Loans from O&R Transferred Accounts. The Transferred Accounts may include loans made under the O&R Plan and shall be amortized in accordance with the loan note(s) provided upon transfer. With respect to Section 11.7(b), any loans transferred shall be considered in determining the limits thereunder.

                  19.5 Code Section 411(d)(6) Protected Benefits. Notwithstanding any of the foregoing, the provisions of this Article XIX shall not decrease a Participant's accrued benefit, except to the extent permitted under Section 412(c)(8) of the Code, and shall not reduce or eliminate Code Section 411(d)(6) protected benefits. The Committee shall disregard any part of this Article XIX or the Plan to the extent that application of such would fail to satisfy this paragraph. If the Committee disregards any portion of this Article XIX or the Plan because it would eliminate a protected benefit, the Committee shall maintain a schedule of any such impacted early retirement option or other optional forms of benefit and the Plan shall continue such for the affected Participants.

                                      IV.

         Effective as of March 25, 1999, Section 13.14 of the Plan shall be amended by deleting such section in its entirety and replacing it with the following:

                  13.14 Management of Assets. The Committee shall not have responsibility with respect to control or management of the assets of the Plan. The Trustee shall have the sole responsibility for the administration of the assets of the Plan as provided in the Trust Agreement, except to the extent that an investment advisor (who qualifies as an Investment Manager as that term is defined in ERISA) who is appointed by the Pension Fund Investment Review Committee shall have responsibility for the management of the assets of the Plan, or some part thereof (including powers to acquire and dispose of the assets of the Plan, or some part thereof).

                                       V.

         Effective as of March 25, 1999, Section 14.1 of the Plan shall be amended by deleting such section in its entirety and replacing it with the following:

                    14.1 Trustee. The Company has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in the Plan. If the Board of Directors so determines, the Company may enter into a Trust Agreement or Trust Agreements with additional trustees. Any Trust Agreement may be amended by the Company from time to time in accordance with its terms. Any Trust Agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, administered, invested, and distributed by the Trustee, and that no part of the corpus or income of the Trust held by the Trustee shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, except as otherwise provided in the Plan. Any Trust Agreement may also provide that the investment and reinvestment of the Trust Fund, or any part thereof may be carried out in accordance with directions given to the Trustee by any Investment Manager or Investment Managers (as that term is defined in ERISA) who may be appointed by the Pension Fund Investment Review Committee. The Board of Directors may remove any Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign. Upon removal or resignation of a Trustee, the Board of Directors shall appoint a successor Trustee.

                                      VI.

         Effective as of the date hereof, Section 2.30 of the Plan shall be amended by deleting such section in its entirety and replacing it with the following:

                  2.30. "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee, the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of 10 years or more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion from net unrealized appreciation with respect to employer securities); and (d) for distributions on or after January 1, 2000, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

         Except as amended herein by this Fourth Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Fourth Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through the duly authorized members of the Employee Savings Plan Committee, has adopted this Fourth Amendment to The Southern Company Employee Savings Plan this ____ day of _________________________, 1999 to be effective as of such date unless stated otherwise herein.

                                       EMPLOYEE SAVINGS PLAN COMMITTEE:



                                       Christopher C. Womack

                                       Robert A. Bell

                                       W. Dean Hudson

                             FIFTH AMENDMENT TO THE
                     SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN

         WHEREAS, the Employee Savings Plan Committee ("Committee") heretofore adopted the amendment and restatement of The Southern Company Employee Savings Plan ("Plan"), effective as of January 1, 1997; and

         WHEREAS, the Committee desires to amend the Plan to allow Eligible Employees to make a Rollover Contribution to the Plan within 18 months of employment; and

         WHEREAS, the Committee is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as provided herein:

                                       I.

         Effective as of January 1, 2000, Section 4.11 of the Plan shall be amended by deleting such Section and substituting a new Section 4.11 as follows:

                    4.11 Rollovers from Other Plans. An Eligible Employee who is hired or rehired on or after April 1, 1997 and has received a distribution of his interest in a retirement plan of a former employer under circumstances meeting the requirements of Section 402(c)(4) of the Code relating to eligible rollover distributions from qualified trusts may elect to deposit all or any portion (as designated by such Eligible Employee) of the amount of such distribution as a Rollover Contribution to this Plan. A Rollover Contribution may be made only within 60 days following the date the Eligible Employee receives the distribution from the plan of his former employer (or within such additional period as may be provided under Section 408 of the Code if the Eligible Employee shall have made a timely deposit of the distribution in an individual retirement account) and within 12 months of the date of his employment or reemployment with an Employing Company. Notwithstanding the preceding sentence, effective January 1, 2000, a Rollover Contribution may be made only within 60 days following the date the Eligible Employee receives the distribution from the plan of his former employer (or within such additional period as may be provided under Section 408 of the Code if the Eligible Employee shall have made a timely deposit of the distribution in an individual retirement account) and within 18 months after the date of his employment or reemployment with an Employing Company. In addition to the foregoing, an Eligible Employee described in Section 3.5 may elect to make a Rollover Contribution to this Plan without regard to his date of employment, provided that such Rollover Contribution is deposited with this Plan within the period beginning April 1, 1997 and ending June 30, 1997 and which otherwise satisfies the requirements of this
         Section 4.11.

                     The Committee shall establish rules and procedures to implement this Section 4.11, including without limitation, such procedures as may be appropriate to permit the Committee to verify the tax qualified status of the plan of the former employer and compliance with any applicable provisions of the Code relating to such contributions. The amount contributed to the Trustee pursuant to this
         Section 4.11 shall be placed in the Eligible Employee's Rollover Contribution subaccount for the benefit of the Eligible Employee pursuant to Section 9.1. The Eligible Employee shall have a fully vested interest in the balance of his Rollover Contribution subaccount at all times and such Rollover Contribution subaccount shall share in the earnings, gains, and losses of the Trust Fund as set forth in
         Article IX of the Plan. An Employee shall be entitled to a distribution of his Rollover Contribution subaccount pursuant to the applicable provisions of Articles XI and XII hereof.

                                      II.

         Except as amended herein by this Fifth Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Fifth Amendment.

         IN WITNESS WHEREOF, the Employee Savings Plan Committee, through its duly authorized member, has adopted this Fifth Amendment to The Southern Company Employee Savings Plan pursuant to a Committee resolution, this ________ day of ______________________, 1999 to be effective as of such date unless stated otherwise herein.

                                          EMPLOYEE SAVINGS PLAN COMMITTEE:



                                          Christopher C. Womack